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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

STUDENT ADVANTAGE AMENDS LOAN AGREEMENT

BOSTON, March 31, 2003 --- Student Advantage, Inc. (OTC BB: STAD.OB) today announced it closed a transaction with its senior secured lender, Reservoir Capital Partners under which Student Advantage borrowed an additional $1.5 million. This borrowing is in addition to a $500,000 loan the company received from Reservoir on March 14, 2003. Reservoir also agreed that the $4 million loan repayment due on March 31, 2003 would be rescheduled to April 14, 2003. The remainder of the company's obligations to Reservoir and its other secured lenders is due on July 1, 2003.

The company also plans to file notice tomorrow with the Securities and Exchange Commission stating that it is unable to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 without unreasonable effort or expense due to the substantial burden on the management of the company to obtain additional financing, manage debt obligations and pursue possible divestitures. The company expects to file its Form 10-K by no later than the 15th calendar day following the March 31, 2003 due date.

The company is continuing discussions regarding a possible acquisition of the company or assets of the company.

ABOUT STUDENT ADVANTAGE

Student Advantage, Inc. (OTC BB: STAD.OB) is a leading integrated media and commerce company focused on the higher education market. Student Advantage works with more than 1,000 colleges, universities and campus organizations, and more than 15,000 merchant locations to develop products and services that enable students to make purchases less expensively and more conveniently on and around campus. The company's university and business relationships allow it to sell campus-specific consumer products and licensed collegiate sports memorabilia directly to parents, students and alumni. The company reaches its consumer base offline through the Student Advantage Membership and Campus Services division and online through its Web sites, studentadvantage.com, CollegeClub.com and CollegeSports.com, the hub site for its Official College Sports Network.

This announcement may contain forward-looking statements, which are based on current expectations and involve a number of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements made by Student Advantage. Investors are directed to consider the risks associated with the failure of the company to reach agreement with third parties for the acquisition of the business, the difficulties in maintaining listing on the Nasdaq National Market, the failure of the company to obtain the requisite stockholder approval, doing business with colleges and universities, the uncertain nature of the regulatory structure of the SA Cash offerings, the company's need to raise additional capital, the seasonality of the company's revenues, the cyclical nature of the company's business, economic and other conditions in the company's markets, the competitive environment, the failure to achieve the anticipated benefits of acquisitions and strategic partnerships for any reason, the company's progress to profitability and uncertainties and other risks discussed in documents filed by the company with the Securities and Exchange Commission including, without limitation, under "Factors that May Affect Future Results" set forth in Student Advantage's Quarterly Report on Form 10-Q for the quarter ending September 30, 2002. We undertake no obligation to publicly release the result of any revisions to these forward- looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                     # # #
Contacts:
Public Relations                               Investor Relations
Heidi Van Vliet                                Angela Blackman
617.912.2031                                   617.912.2071
hvliet@studentadvantage.com                    angela@studentadvantage.com
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